Exhibit 10.40

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

October 4, 2018
Liberty Oilfield Services, LLC
950 17th Street, Suite 2400
Denver, Colorado 80202
Attn: Mrs. Janet Hoffman

Re:    Master Product Purchase Agreement
Dear Sir or Madam:
This letter agreement is in regards to that certain Master Product Purchase Agreement, by and between Smart Sand, Inc. (“Smart Sand”) and Liberty Oilfield Services, LLC (“Liberty”), dated March 8, 2017, as amended by that certain First Amendment to Master Product Purchase Agreement, dated effective as of May 1, 2017 (as amended, the “PPA”). All capitalized terms contained in this letter agreement and not otherwise defined shall have the meanings ascribed to such terms in the PPA.
Per our discussion, Smart Sand and Liberty each hereby agrees to following:

1.
During the period commencing on October 1, 2018 and ending on October 31, 2018 (a “Credit Period”), in the event that Liberty purchases at least *** tons of Products (the “Credit Period Volume”) during the Credit Period, it shall be eligible for a credit equal to *** for each ton of *** Products purchased during the Credit Period, *** for each ton of *** Products purchased during the Credit Period, and *** for each ton of *** Products purchased during the Credit Period. In the event that Liberty purchases less than the Credit Period Volume during the Credit Period, Liberty shall not be entitled to any credit hereunder. Notwithstanding the foregoing, if the volume of Products purchased by Liberty during the period commencing on September 1, 2018 and ending on October 31, 2018 is at least *** tons, then the foregoing credits shall also apply and be based on Products purchased during the period commencing on September 1, 2018 and ending on September 30, 2018, and an extra month shall be added to the Term in the manner set forth in Section 3 of this letter agreement.

2.
Smart Sand may, in its sole discretion, institute one or more additional Credit Periods for any calendar month during the Term by providing written notice to Liberty. The Credit Period Volume requirement set forth in Section 1 of this letter agreement shall apply to each additional Credit Period.

3.
For each Credit Period in which the Credit Period Volume is purchased, the Term of the PPA shall be extended for an additional one-month period (all additional months, collectively, the “Tail Period”). The Tail Period shall constitute a Contract Year under the PPA, except that the Minimum Tons per Year and Minimum Tons per Quarter, as applicable, shall be prorated to reflect any period that is less than 12 months (as it pertains to a Contract Year) or three months (as it pertains to a quarter). The Contract Price in effect at the end of Contract Year 3 shall be the Contract Price during the Tail Period, subject to adjustment as set forth in Appendix C. The reference to the “fourth quarter of Contract Year 3” in Section 1.4 of the PPA shall be changed to the “final quarter of the Term”. In addition, the deferral rights set forth in Section 1.5 of the PPA shall not apply during the Tail Period.

4.	Except as expressly set forth in this letter agreement, all of the terms and conditions of the PPA shall remain unchanged and in full force and effect.

Please indicate your agreement to the terms of this letter agreement by signing in the space provided below and returning it to me. This letter agreement may be executed in counterparts and delivered via facsimile or other electronic transmission, each of which shall be deemed to be an original and both of which together shall constitute one and the same agreement

SMART SAND, INC.

By: ___/s/ John Young________________________
John Young, Chief Operating Officer

Confirmed, acknowledged and agreed to this 26th day of November, 2018:

LIBERTY OILFIELD SERVICES, LLC

By: __/s/ Ronald Gusek_____________________________________
Name:Ronald Gusek
Title President